UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2024

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On April 2, 2024, Endeavor Group Holdings, Inc., a Delaware corporation (the “Company” or “Endeavor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Endeavor Manager, LLC, a Delaware limited liability company and subsidiary of the Company (“Manager”), Endeavor Operating Company, LLC, a Delaware limited liability company and a subsidiary of Manager and indirect subsidiary of the Company (“OpCo” and, together with the Company and Manager, the “Company Entities” and each, a “Company Entity”), Endeavor Executive Holdco, LLC, a Delaware limited liability company (“Executive Holdco”), Endeavor Executive II Holdco, LLC, a Delaware limited liability company (“Executive II Holdco”), Endeavor Executive PIU Holdco, LLC, a Delaware limited liability company (together with Executive Holdco and Executive II Holdco, the “Executive Holdcos”), Wildcat EGH Holdco, L.P., a Delaware limited partnership (“Holdco Parent”), Wildcat OpCo Holdco, L.P., a Delaware limited partnership (“OpCo Parent” and, together with Holdco Parent, the “Parent Entities” and each, a “Parent Entity”), Wildcat PubCo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco Parent (“Company Merger Sub”), Wildcat Manager Merger Sub, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“Manager Merger Sub”), Wildcat OpCo Merger Sub, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of OpCo Parent (“OpCo Merger Sub” and, together with Manager Merger Sub and Company Merger Sub, the “Merger Subs” and each, a “Merger Sub”). The Merger Agreement and the Transactions (as defined herein) contemplated thereby were unanimously approved by the Executive Committee of the Company (the “Executive Committee”) upon the unanimous recommendation of a special committee of the board of directors of the Company (the “Special Committee” and, such recommendation, the “Special Committee Recommendation”)—a committee comprised solely of independent and disinterested directors that was established by the Executive Committee to review, evaluate and negotiate the Merger Agreement, make a determination as to whether the Transactions are fair to, and in the best interests of, the Company, its stockholders, and the equityholders of Manager and OpCo and make a recommendation to the Executive Committee with respect to the Transactions.

Subject to the terms of the Merger Agreement, (a) OpCo Merger Sub will merge with and into OpCo, with OpCo surviving the merger, collectively owned, directly or indirectly, by OpCo Parent, Manager and certain Rollover Holders (as defined herein) (the “OpCo Merger”), (b) immediately following the OpCo Merger, Manager Merger Sub will merge with and into Manager, with Manager surviving the merger, wholly-owned by the Company (the “Manager Merger”) and (c) immediately following the Manager Merger, Company Merger Sub will merge with and into the Company, with the Company surviving the merger, collectively owned, directly or indirectly, by Holdco Parent and certain Rollover Holders (the “Company Merger” and, together with the Manager Merger and the OpCo Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”).

As a result of the Company Merger, each share of Common Stock (as defined herein) outstanding immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time” or the “Effective Time,” provided, that the Company Merger Effective Time shall occur immediately after the Manager Merger Effective Time (as defined herein)) (subject to certain exceptions, including (i) (a) shares of Common Stock owned by the Company, Manager or OpCo or any of OpCo’s direct or indirect wholly owned subsidiaries, (b) shares of Common Stock owned by the Merger Subs or the Parent Entities or any of Parent Entities’ direct or indirect wholly owned subsidiaries, or, any affiliate of the Parent Entities designated in writing by the Parent Entities to the Company at least two business days prior to the Company Merger Effective Time and (c) shares of Class X Common Stock and Class Y Common Stock (each as defined herein) issued and outstanding immediately prior to the Company Merger Effective Time (collectively, the “Excluded Shares”), (ii) the Rollover Shares (as defined herein) and (iii) shares of Common Stock owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Company Merger Effective Time, automatically be cancelled and converted into the right to receive $27.50 in cash (the “Company Merger Consideration”), without interest and subject to applicable withholding taxes.

As a result of the Manager Merger, each common unit of Manager (“Manager Membership Interest”) outstanding immediately prior to the effective time of the Manager Merger (the “Manager Merger Effective Time”) (subject to certain exceptions, including each Manager Membership Interest owned by the Company or the Manager immediately prior to the Manager Merger Effective Time) will, at the Manager Merger Effective Time, automatically be cancelled and converted into the right to receive $27.50 in cash (the “Manager Merger Consideration”), without interest and subject to applicable withholding taxes and certain deferrals to take into account certain terms of the existing Manager Membership Interests.

As a result of the OpCo Merger, (a) each common unit of OpCo (“OpCo Membership Interest”) outstanding immediately prior to the effective time of the OpCo Merger (the “OpCo Merger Effective Time”) (subject to certain exceptions, including (i) each OpCo Membership Interest owned by the Company, Manager, OpCo, or any direct or indirect wholly-owned subsidiary of OpCo, the Parent Entities or any direct or indirect wholly-owned subsidiary of the Parent Entities, and (ii) Rollover Units (as defined herein)) will, at the OpCo Merger Effective Time, automatically be cancelled and converted into the right to receive $27.50 in cash (the “OpCo Merger Consideration”), without interest and subject to applicable withholding taxes and certain deferrals to take into account certain terms of the existing OpCo Membership Interests and (b) each profits unit of OpCo (“OpCo Profits Unit”) outstanding immediately prior to the OpCo Merger Effective Time (subject to certain exceptions, including Rollover Units) will, at the OpCo Merger Effective Time, automatically be cancelled and converted into the right to receive the OpCo Merger Consideration less the “strike price” of such OpCo Profits Unit in cash (the “OpCo Profits Units Merger Consideration” and, together with the OpCo Merger Consideration, the Manager Merger Consideration and the Company Merger Consideration, with respect to such applicable equity securities, the “Merger Consideration”), without interest and subject to applicable withholding taxes and certain deferrals to take into account certain terms of the existing OpCo Profits Units. If the Mergers are consummated, the Class A Common Stock (as defined herein) will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Delivery of Stockholder Written Consent

Following execution of the Merger Agreement, (a) Silver Lake West HoldCo, L.P. and Silver Lake West HoldCo II, L.P. (together, the “SLP Holders”) and (b) Ariel Emanuel and Patrick Whitesell and each of their respective personal revocable trusts that holds shares of Common Stock and/or OpCo Membership Interests, and the Executive Holdcos (together, the “Management Holders” and, together with the SLP Holders, the “Specified Stockholders”), who collectively held more than a majority of the combined voting power of the outstanding shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), Class X common stock of the Company, par value $0.0001 per share (the “Class X Common Stock”) and Class Y common stock of the Company, par value $0.0001 per share (the “Class Y Common Stock” and together with Class A Common Stock and the Class X Common Stock, the “Common Stock”), executed and delivered to the Company a written consent (the “Written Consent”) approving and adopting the Merger Agreement and the Transactions, including the Mergers (the “Company Stockholder Approval”). As a result of the execution and delivery of the Written Consent, the holders of at least a majority of the outstanding shares of Common Stock with the right to vote thereon have adopted and approved the Merger Agreement. The delivery of the Written Consent constituted the necessary approvals of stockholders for the approval of the Transactions, subject to the other conditions set forth in the Merger Agreement (as further described below).

Treatment of Equity Awards

As a result of the Company Merger, each outstanding restricted stock unit subject to service-based vesting conditions (each, a “Company RSU”) or performance-based vesting conditions (each, a “Company PSU”), pursuant to which the holder has a right to receive Class A Common Stock (or cash in an amount determined by reference to the value thereof) following the vesting or lapse of restrictions applicable to such restricted stock unit, that is vested, but not yet settled as of the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Company Merger Consideration and (y) the number of shares of Class A Common Stock subject to such Company RSU or Company PSU, subject to certain tax deductions or withholdings as a result of the Transactions (the “RSU/PSU Consideration”), payable as soon as practicable following the Effective Time and in any event within forty (40) business days following the Effective Time. Each Company PSU that is unvested as of the Effective Time will, at the Effective Time, automatically be cancelled without any cash payment being made in respect thereof.

The treatment of each Company RSU that is not vested as of the Effective Time will be determined by the Executive Committee prior to the Effective Time, or, if not determined prior to the Effective Time, by the administrator of the Company stock plan as soon as reasonably practicable following the Effective Time.

In addition, at the Effective Time, each outstanding option to acquire Class A Common Stock (each, a “Company Option”) that is vested will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to certain tax deductions or withholdings as a result of the Transactions, as soon as reasonably practicable after the Effective Time equal to the product of (a) the number of shares of Class A Common Stock subject to such Company Option, multiplied by (b) the Company Merger Consideration less the exercise price per share of such Company Option, in effect immediately prior to the Effective Time. Any Company Option that is not vested at the Effective Time or that has an exercise price per share equal to or greater than the Company Merger Consideration will be cancelled without any cash payment being made in respect thereof.

Closing Conditions

Completion of the Mergers is subject to certain closing conditions, including (a) at least 20 calendar days having elapsed since the mailing to the Company’s stockholders of the definitive information statement to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Mergers (in accordance with Regulation 14C under the Exchange Act), (b) (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the clearance or obtainment of the applicable approvals under certain specified antitrust laws and foreign investment laws, (c) the absence of laws enjoining, restraining or otherwise prohibiting or making illegal the Mergers, (d) the clearance or obtainment of the applicable approvals by the Company Entities required by certain specified gaming authorities, (e) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (f) compliance in all material respects with the other party’s obligations under the Merger Agreement, (g) no Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and being continuing as of the Effective Time and (h) payment of the Quarterly Dividends and Catch-Up Dividend (each as defined herein), if any (which such condition can only be waived by the Special Committee). The completion of the Mergers are not subject to any financing condition.

Asset Sales

The Merger Agreement includes covenants requiring the Company Entities, at the Parent Entities’ request, to use their reasonable best efforts to facilitate, negotiate and consummate the sale transfer, divestiture or other disposition (each, a “Company Sale”) of such Subsidiaries, business organizations, divisions, business units or assets of the Company Entities or the Company Subsidiaries (whether by a sale of equity interests or assets, merger or otherwise), in each case as identified by the Parent Entities from time to time (but excluding (i) TKO Group Holdings, Inc. and any of its Subsidiaries and (ii) the agency representation business of William Morris Endeavor Entertainment, LLC and its Subsidiaries); provided, that such Company Sales are either (x) conditioned upon the consummation of the Mergers and the Transactions or (y) approved by the Executive Committee.

Dividends

The Merger Agreement requires the Company to, in each calendar quarter prior to the Closing, declare and pay a dividend in respect of each issued and outstanding share of Class A common stock of the Company at a price equal to $0.06 per share (the “Per Share Dividend Amount” and each dividend, a “Quarterly Dividend”). If, on the date that all other conditions to Closing are satisfied, at least four Quarterly Dividends have not been paid, the Company will be required to pay, within three business days (and in any case prior to the Closing Date), a dividend (a “Catch-Up Dividend”) in respect of each issued and outstanding share of Class A Common Stock of the Company in an amount equal to the product of (i) the Per Share Dividend Amount and (ii) four minus the number of quarters in which a Quarterly Dividend has been declared and paid (or will be paid prior to the Closing Date).

No Solicitation

The Merger Agreement includes covenants requiring the Company Entities not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to or which would reasonably be expected to lead to the submission of, any acquisition proposal, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any acquisition proposal, (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to, or which would reasonably be expected to provide for, any acquisition proposal or that would require the Company to abandon, terminate or fail to consummate the Mergers subject to, prior to receipt of the Company Stockholder Approval (which Company Stockholder Approval was effected upon the execution and delivery of the Written Consent), a customary “fiduciary out” provision that allows the Company Entities, under certain specified circumstances, to provide information to, and participate in discussions and engage in discussions or negotiations with, third parties with respect to an acquisition proposal if the Company Entities complied with certain notice and other requirements and the Executive Committee (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (in each case after consultation with its outside legal counsel and outside financial advisors) that such acquisition proposal is more favorable to the Company’s stockholders from a financial point of view than the Mergers and is reasonably likely to be completed, taking into account the legal, financial, regulatory and other aspects of such acquisition proposal, subject to certain matching rights in favor of the Parent Entities (a “Superior Proposal”), or (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to an acquisition proposal.

Termination and Fees

Either the Company, acting with the prior approval of the Special Committee, or the Parent Entities, may terminate the Merger Agreement in certain circumstances, including if (i) the Mergers are not completed by April 2, 2025 (the “Outside Date”), subject to certain limitations and as such date may be extended pursuant to the terms of the Merger Agreement or by the mutual written consent of the Company (acting with the prior approval of the Special Committee) and the Parent Entities, (ii) a governmental authority of competent jurisdiction, except a gaming authority, has enacted, issued, promulgated, enforced or entered any law permanently prohibiting the Mergers, and (iii) the other party breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases to the right of the breaching party to cure the breach. In addition, the Company, acting with the prior approval of the Special Committee, may terminate the Merger Agreement if the Parent Entities fail to consummate the closing after the Company has delivered written notice that all conditions to closing have been satisfied and the Company is prepared to consummate the closing. The Parent Entities and the Company (acting with the prior approval of the Special Committee) may also terminate the Merger Agreement by mutual written consent.

If the Merger Agreement is terminated in certain circumstances, including in connection with the Company’s entry into a Superior Proposal, OpCo would be required to pay the Parent Entities a termination fee of $288,500,000. If the Merger Agreement is terminated in certain circumstances, including a breach of Parent Entities’ obligations under the Merger Agreement, failure of the Specified Stockholders to provide the Written Consent, or Parent Entities’ failure to consummate the closing when required by the Merger Agreement, the Parent Entities would be required to pay OpCo a termination fee of $705,000,000 (the “Parent Termination Fee”).

Other Terms of the Merger Agreement

Each of the Company Entities, the Parent Entities and the Merger Subs has made customary representations, warranties and covenants in the Merger Agreement, including, among others, with respect to the Company Entities, covenants (i) to conduct their business in the ordinary course during the period between the date of the Merger Agreement and the consummation of the Transactions, and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by the Parent Entities. The parties have also agreed to use reasonable best efforts to consummate the Transactions as promptly as reasonably practicable, including taking all actions necessary to obtain the regulatory approvals necessary to complete the Transactions, subject to certain limitations.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company Entities, the Parent Entities, the Merger Subs or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company Entities, the Parent Entities, the Merger Subs or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Mergers, the Company Entities, the Parent Entities, the Merger Subs, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the information statement on Schedule 14C that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make, with the SEC.

Rollover Agreements

Concurrent with the execution of the Merger Agreement, certain holders of equity interests in the Company and OpCo (each, a “Rollover Holder”) entered into a rollover agreement with the Parent Entities, pursuant to which each Rollover Holder has agreed, on the terms and subject to the conditions set forth in the rollover agreements, that certain of their equity interests in OpCo will remain outstanding in the OpCo Merger (“Rollover Units”) and certain of shares of Common Stock they own will remain outstanding in the Company Merger (the “Rollover Shares”).

Equity Commitment Letter and Debt Commitment Letter

Pursuant to the equity commitment letter, dated April 2, 2024, Silver Lake Partners VI, L.P. (“SLP Fund VI”), Silver Lake Partners VII, L.P. (“SLP Fund VII”) and SL SPV-4, L.P. have committed to provide the Parent Entities, on the terms and subject to the conditions set forth in the equity commitment letter, an aggregate equity commitment to fund a portion of the payment of the aggregate Merger Consideration and other amounts required to be paid under the Merger Agreement (the “Equity Financing”). Pursuant to the debt commitment letter, dated April 2, 2024, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Goldman Sachs Bank USA, Barclays Bank PLC, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch and Royal Bank of Canada have committed to provide the Parent Entities or the Merger Subs, on the terms and subject to the conditions set forth in the debt commitment letter, certain debt financing to fund a portion of the payment of the aggregate Merger Consideration and other amounts required to be paid under the Merger Agreement (the “Debt Financing”, and together with the Equity Financing, collectively, the “Financing”). The Financing, when funded in full in accordance with the equity commitment letter and the debt commitment letter, as applicable, and, together with available cash of the Company Entities and Company Subsidiaries (as defined in the Merger Agreement) from Company Sales (as defined in the Merger Agreement) will provide an aggregate amount that is sufficient to fund the payment of (i) the aggregate Merger Consideration and (ii) all other amounts required to be paid at or prior to the consummation of the Transactions and all fees, costs and expenses of or payable by the Parent Entities and the Merger Subs in connection with the Transactions and the Financing, in each case in accordance with the Merger Agreement at the closing of the Mergers.

Limited Guarantee

Pursuant to the limited guarantee, dated April 2, 2024, SLP Fund VI and SLP Fund VII have agreed to guarantee (i) the obligation of the Parent Entities to pay the Parent Termination Fee and (ii) certain reimbursement obligations that may be owed by the Parent Entities if the Parent Termination Fee becomes payable, in each case, pursuant to and in accordance with the terms and conditions of the Merger Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Rollover Documents

Ariel Emanuel Letter Agreement.

The Company, OpCo, William Morris Endeavor Entertainment, LLC (“WME”), Holdco Parent and OpCo Parent entered into a letter agreement with Mr. Emanuel (the “Emanuel Letter Agreement”), which provides for, among other things, the following.

•

Mr. Emanuel’s current employment agreement with the Company and OpCo will terminate at the Effective Time and Mr. Emanuel will not be entitled to any additional compensation or benefits under such employment agreement (other than accrued compensation and reimbursement of any unreimbursed business expenses).

•

At the Effective Time, Mr. Emanuel will be appointed as the Chief Executive Officer of the Company, a member of the board of directors of the Company and Founder and Executive Chairman of WME. He will be eligible to serve in such positions until the earlier of his death, incapacitation or resignation, except that Mr. Emanuel’s employment as Chief Executive Officer of the Company will terminate upon payment of the Asset Sale Bonus (as described below).

•

Mr. Emanuel will be reimbursed for travel, entertainment and other expenses reasonably incurred in the performance of his duties and responsibilities in accordance with applicable policy and, while employed as Chief Executive Officer of the Company, Mr. Emanuel may participate in all health, welfare, retirement and other benefit plans (excluding any severance plans) that are made available to other the Company employees.

•

Following an initial public offering of or pertaining to the Company or WME, such company will take all actions necessary to appoint or nominate Mr. Emanuel to comparable positions either with such company or with the applicable public company successor to the Company.

•

Mr. Emanuel will receive new equity awards in the Company or OpCo following the Mergers representing 2.5% (the “Initial Award”) and 0.50% (the “Supplemental Award”) of the equity interests, in each case calculated on a fully-diluted basis. One third of the Initial Award will be options (or economically-equivalent equity interests in OpCo) and two thirds of the Initial Award will be restricted stock units. All of the Supplemental Award will be catch-up profits interests. The awards will be subject to vesting and other terms to be mutually agreed by the parties.

•

Mr. Emanuel will receive a $25,000,000 asset sale transaction bonus (the “Asset Sale Bonus”) following the sale or disposition (in one or a series of transactions) of all of, or all except a de minimis portion of, the certain specified assets of the Company and OpCo (the “Asset Sale”), subject to certain exceptions.

•

Upon payment of the Asset Sale Bonus, Mr. Emanuel’s employment as Chief Executive Officer of the Company will terminate but such payment will not affect his position as Founder and Executive Chairman of WME or as a member of the board of directors of the Company.

•

From and after the effective time of the Mergers, Mr. Emanuel will be entitled to receive quarterly royalty payments from WME equal to 2.5% of the quarterly net cash profits (as defined in the Emanuel Letter Agreement) of the agency representation business of WME and its affiliates (the “WME Agency Business” and such payments, the “Emanuel Royalty Payments”).

•	Mr. Emanuel’s right to Emanuel Royalty Payments will terminate upon the occurrence of certain qualifying sale transactions involving WME.

•

From and after the second anniversary of the effective date of the Mergers, Mr. Emanuel will have a one-time right to require the Company (a) to repurchase all or a portion of his Company equity interests or (b) to purchase all or a portion of his OpCo equity interests, or any combination of (a) and (b). The put price per equity interest shall be (x) if within five and a half years of the effective date of the Mergers, the price paid in the Merger plus interest equal to the 10-year United States Treasury Rate, and (y) thereafter, the most recent valuation of a share of the Company adjusted for various items such as exercise price, strike price or distribution threshold, required withholding, adjustment for stock splits, reverse splits, stock dividends or similar events.

•

Following the effective date of the Mergers, ownership and operation of one of the private planes owned by the Company and its Subsidiaries (other than TKO Group Holdings, Inc. and its Subsidiaries) (collectively, the “Employer Group”) will transfer to Mr. Emanuel. The Employer Group will pay or reimburse him for reasonable costs and expenses related to the use of the plane for business purposes of the Employer Group.

•

The Company, Holdco Parent, OpCo and OpCo Holdco will reimburse Mr. Emanuel for his expenses (including reasonable and documented out-of-pocket legal fees and costs) incurred in anticipation of and/or in connection with the transactions, including the drafting, negotiation and execution of the Emanuel Letter Agreement and rollover agreement.

•

The Company, OpCo, Holdco Parent and OpCo Parent will indemnify and hold harmless, and advance expenses to, Mr. Emanuel if he is made or is threatened to be made a party or is otherwise involved in any transaction litigation in any capacity.

Certain information regarding Mr. Emanuel has been described under the section entitled “Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders” and certain existing arrangements with Mr. Emanuel have been described under the section entitled “Certain Transactions with Related Persons” in the definitive proxy statement with respect to the Company’s 2023 annual meeting of stockholders filed on April 28, 2023.

The foregoing description of the Emanuel Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Emanuel Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Patrick Whitesell Letter Agreement

The Company, OpCo, WME, Holdco Parent and OpCo Parent entered into a letter agreement with Mr. Whitesell (the “Whitesell Letter Agreement”), which provides for, among other things, the following.

•

Mr. Whitesell’s current employment agreement and restrictive covenant agreement with the Company and OpCo will terminate at the earlier of the Effective Time or Mr. Whitesell’s resignation without good reason (as defined in this current employment agreement) (the “Trigger Date”). After such termination, Mr. Whitesell will be eligible to receive accrued and unpaid base salary, reimbursement of any unreimbursed business expenses, and, subject to Mr. Whitesell’s execution, delivery and non-revocation of a general release of claims, a prorated amount equal to Mr. Whitesell’s annual bonus earned in respect of 2023, with such proration based on the number of days employed during the year in which the termination occurs.

•

At the Effective Time, Mr. Whitesell will be appointed as a member of the board of directors of the Company and, if requested by the Company or a Silver Lake affiliate and agreed to by Mr. Whitesell, will also be appointed as Chairman of the governing body of WME.

•

Mr. Whitesell will not be entitled to any additional compensation for his services, except that if Mr. Whitesell is not actively involved in the management of WME and being compensated for such management services, he will receive compensation for being a member of the board of directors of the Company and/or WME that is consistent with other investing, non-Silver Lake affiliated directors. Mr. Whitesell will be eligible to serve in such positions until the earlier of his death, incapacitation or resignation, except in certain limited circumstances which may result in Mr. Whitesell leaving those positions earlier. Mr. Whitesell will be entitled to be reimbursed for travel, entertainment and other expenses reasonably incurred in the performance of his duties and responsibilities in accordance with applicable policy and will be entitled to the same rights of exculpation, indemnification and advancement of expenses as are provided to the other members of the board of directors of the Company and the governing body of WME.

•

Following an initial public offering of the Company or WME, if requested by Mr. Whitesell, such company will take all actions reasonably necessary to nominate Mr. Whitesell for election to the board of directors of the applicable public company, and if elected, he agrees to serve until the earlier of his death, incapacitation, resignation or removal.

•

Silver Lake affiliates will invest $250,000,000 of seed equity into a new business to be founded, managed and controlled by Mr. Whitesell, which business will include (a) investing in and providing services to companies in the entertainment, media and sports industries, (b) developing, producing, financing and exploiting film, television and digital audio visual content, (c) talent management and (d) consulting with other entertainment companies.

•

If Mr. Whitesell is appointed as Chairman of WME at the Effective Time, then he will be entitled to receive quarterly royalty payments from WME equal to 2.5% of the quarterly net cash profits (as defined in the Whitesell Letter Agreement) of the agency representation business of WME (the “WME Agency Business” and such payments, the “Whitesell Royalty Payments”). If Mr. Whitesell is not appointed as Chairman of WME at the Effective Time, or if he is appointed Chairman of WME but declines such appointment, then he will receive a lump sum payment of $60,000,000 and will not be entitled to Whitesell Royalty Payments or Whitesell Commission Payments (as described and defined below).

•

Mr. Whitesell’s right to Whitesell Royalty Payments will terminate upon the occurrence of certain qualifying sale transactions involving WME. Mr. Whitesell may also elect to unilaterally terminate his right to receive the Whitesell Royalty Payments and to begin receiving the Whitesell Commission Payments.

•

If Mr. Whitesell is appointed as Chairman of WME at the Effective Time and becomes entitled to Whitesell Royalty Payments, Mr. Whitesell may thereafter elect, at any time, to terminate the Whitesell Royalty Payments and begin receiving certain commissions with respect to common clients of Mr. Whitesell and WME (the “Whitesell Commission Payments”). Mr. Whitesell’s right to any Whitesell Commission Payments will also terminate upon certain qualifying sale transactions involving WME.

•

From and after the first anniversary of the effective date of the Mergers, Mr. Whitesell will have the right to require the Company to repurchase his the Company equity interests and/or OpCo equity interests. The put price per equity interest shall be (a) if within five and a half years of the effective date of the Mergers, the price in the Mergers plus interest equal to the 10-year United States Treasury Rate and (b) thereafter, the most recent valuation of a share of the Company adjusted for various items such as exercise price, strike price or distribution threshold, required withholding, adjustment for stock splits, reverse splits, stock dividends or similar events.

•	The Company will also have the right to call Mr. Whitesell’s equity interests under certain circumstances at the same prices that apply to Mr. Whitesell’s put right.

•

Following the Effective Time, ownership and operation of one of the Employer Group’s private planes will transfer to Mr. Whitesell. The Employer Group will pay or reimburse him for reasonable costs and expenses related to the use of the plane for the Company and WME business purposes.

•

The Company, the Company Holdco, OpCo and OpCo Holdco will reimburse Mr. Whitesell for his expenses (including reasonable and documented out-of-pocket legal fees and costs) incurred in anticipation of and/or in connection with the transactions, including the drafting, negotiation and execution of the Whitesell Letter Agreement and rollover agreement.

•

The Company, OpCo, Holdco Parent and OpCo Parent will indemnify and hold harmless, and advance expenses to, Mr. Whitesell if he is made or is threatened to be made a party or is otherwise involved in any transaction litigation in any capacity.

Certain information regarding certain existing arrangements with Mr. Whitesell have been described under the section entitled “Certain Transactions with Related Persons” in the definitive proxy statement with respect to the Company’s 2023 annual meeting of stockholders filed on April 28, 2023.

The foregoing description of the Whitesell Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Whitesell Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference

Mark Shapiro Employment Agreement Amendment

The Company and OpCo entered into an employment agreement amendment with Mr. Shapiro (the “Shapiro Employment Agreement Amendment”), which amended certain terms of his previously disclosed Employment Agreement, dated as of April 19, 2021, and amended as of February 26, 2024 (as amended, the “Existing Shapiro Employment Agreement”). The Shapiro Employment Agreement Amendment provides for, among other things, the following (effective as of April 2, 2024).

•	Mr. Shapiro’s base salary was increased to $7,000,000.

•

Mr Shapiro will receive a guaranteed annual bonus equal to $15,000,000 for each year during his employment with OpCo (in lieu of his target annual bonus opportunity provided for under the Existing Shapiro Employment Agreement prior to such amendment).

•

Mr. Shapiro is eligible to receive a cash bonus upon the completion of certain qualifying asset sales (an “Asset Sale Bonus”). A qualifying asset sale is a sale of certain specified assets of the Company and OpCo (an “Asset Sale”). The aggregate maximum amount of Asset Sale Bonuses Mr. Shapiro may earn under the Shapiro Employment Agreement is $100,000,000. Mr. Shapiro will earn an Asset Sale Bonus equal to $20,000,000 upon each of the first three Asset Sales where the cumulative consideration received for the specified assets sold (including consideration for assets sold in connection with any prior Asset Sale) equals or exceeds $1,000,000,000, $2,000,000,000 and $3,000,000,000 (respectively). However, in the event all (but not less than all) of the specified assets are sold (either in one or a series of Assets Sales) (a “Final Asset Sale”), Mr. Shapiro will be entitled to an Asset Sale Bonus equal to $100,000,000 (less the amount of any Asset Sale Bonuses Mr. Shapiro previously received (if any)). Any earned Asset Sale Bonuses are generally payable within 75 days following the applicable Asset Sale. If Mr. Shapiro resigns or gives notice of his resignation without good reason prior to an Asset Sale, he will not receive an Asset Sale Bonus with respect to such Asset Sale, unless (a) a transaction that would constitute an Asset Sale, if consummated, is in process at the time of Mr. Shapiro’s resignation, or (b) following such resignation, Mr. Shapiro is otherwise engaged in the Asset Sale process in a manner agreed to between Mr. Shapiro and the Company. If Mr. Shapiro’s employment is terminated by OpCo without “cause” (as defined in the Employment Agreement Amendment) or if Mr. Shapiro resigns for “good reason” (as defined in the Existing Shapiro Employment Agreement) prior to the payment of the full Asset Sale Bonus, Mr. Shapiro will be entilted to compensation in the amount of the foregone Asset Sale Bonus. Payment of the Asset Sale Bonus is subject to Mr. Shapiro’s execution and non-revocation of a mutual release of claims.

•

OpCo will reimburse Mr. Shapiro for his reasonable and documented out-of-pocket legal fees and costs incurred in anticipation of and/or in connection with the drafting, negotiation and execution of the Shapiro Employment Agreement Amendment and the Merger Agreement.

The foregoing description of the Shapiro Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Shapiro Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Mark Shapiro’s Employment Agreement

In addition to the Shapiro Employment Agreement Amendment, Mr. Shapiro also entered into an amended and restated employment agreement (the “Shapiro A&R Employment Agreement”). The Existing Shapiro Employment Agreement, as amended by the Shapiro Employment Agreement Amendment, will remain in effect until immediately prior to the Effective Time. At the Effective Time, the Shapiro A&R Employment Agreement will be effective and will supersede the Existing Shapiro Employment Agreement in its entirety. The Shapiro A&R Employment Agreement provides for, among other things, the following.

•

Mr. Shapiro will be employed as President of the Company and its direct and indirect subsidiaries (excluding TKO Group Holdings, Inc. and its subsidiaries, which will be subject to a separate arrangement with Mr. Shapiro) (the “Employer Group”) and will report directly to Ariel Emanuel as Chief Executive Officer of the Employer Group. The term of such employment will expire on the fourth anniversary of the effective date of the Mergers.

•

To the extent not inconsistent with the business practices and policies of OpCo, and if such activities do not interfere in any material respect with his duties and responsibilities, Mr. Shapiro is permitted to serve as a member of the board of directors of any charitable, educational, religious, public interest or public service organization and any “for profit” entity approved by OpCo.

•	Mr. Shapiro’s principal place of employment will be New York, New York.

•	Mr. Shapiro will receive an annual base salary of $7,000,000 and a guaranteed annual bonus of $15,000,000 for each year during his employment term.

•

Mr. Shapiro will receive a one-time $15,000,000 transaction bonus in connecton with the consummation of the Mergers (subject to his continued employment through the Effective Time), but reduced by the amount of any guaranteed bonus paid to Mr. Shapiro in respect of the year in which the effective date of the Mergers occurs.

•	Mr. Shapiro will remain entitled to receive the Asset Sale Bonus (on the same terms and conditions as described above in the section titled “Mark Shapiro Employment Agreement Amendment”).

•

Mr. Shapiro will receive a new equity award in connection with the Mergers representing 1% of the issued and outstanding equity interests of the Company, calculated on a fully-diluted basis. The award will consist of options (or economically-equivalent equity interests in OpCo) and restricted stock units. The award will be subject to vesting and other terms to be mutually agreed by the parties. WME is expected to implement a new management equity plan with an annual liquidity program and Mr. Shapiro will be entitled to participate in such plan with respect to his interests in the Employer Group.

•

For business travel, Mr. Shapiro will have reasonable access to the private aircraft available to the Company (when available) and when not using such private aircraft, will be reimbursed for first class or charter aircraft travel. He will also be entitled to reimbursement for his commuting expenses, all business-related travel, and entertainment and other expenses reasonably incurred in the performance of his duties.

•

While employed as President of the Employer Group, Mr. Shapiro may participate in all health, welfare, retirement and other benefit plans (excluding any severance plans) that are made available to other senior executives of the Employer Group.

•

If Mr. Shapiro’s employment is terminated without “cause” or due to a resignation for “good reason” (as such terms are defined in the Shapiro A&R Employment Agreement), in other than in connection with a Asset Sale Termination (defined below), he will receive (a) continued payment of his base salary commencing on the date of termination and ending on the later of (i) the end of his employment term and (ii) the second anniversary of the termination date (such period, the “Shapiro Severance Period”), (b) payment of his guaranteed bonus for each calendar year during the Shapiro Severance Period (prorated for any partial year).

•

If Mr. Shapiro’s employment is terminated due to an employer non-renewal of the employment term (as defined in Shapiro A&R Employment Agreement), he will receive (a) continued payment of his base salary until the second anniversary of the termination date and (the “Post-Termination Continuation Period”) and (b) payment of his guaranteed bonus for each calendar year during the Post-Termination Continuation Period (prorated for any partial year).

•	If Mr. Shapiro’s employment is terminated due to death or disability, he will receive a pro rated guaranteed bonus.

•

Upon payment of the Asset Sale Bonus that results to a Final Asset Sale, Mr. Shapiro’s employment with the Employer Group will automatically terminate (an “Asset Sale Termination”), and Mr. Shapiro will be appointed as managing partner and sole president of WME (unless otherwise agreed upon by WME and Mr. Shapiro). He will be entitled to a pro-rated guaranteeed annual bonus in connection with the Asset Sale Termination. With respect to Mr. Shapiro’s WME role, he will recieve a base salary of $5,000,000 and a target annual bonus of $5,000,000 ($2,000,000 of which will be guaranteed). If terminated by WME without “cause” or Mr. Shapiro resigns from his WME role for “good reason”, Mr. Shapiro will be entitled to an amount equal to his base salary and target annual bonus, payable over 12 months.

•

Mr Shapiro will remain subject to confidentiality and assignment of intellectual property covenants, and his certain restrictive covenants in effect as of the date hereof under a certain equity award agreement.

•

The Company, OpCo, WME, Holdco Parent and OpCo Parent will reimburse Mr. Shapiro for his expenses (including reasonable and documented out-of-pocket legal fees and costs) incurred in anticipation of and/or in connection with the transactions, including the drafting, negotiation and execution of the Shapiro A&R Employment Agreement.

•

The Company, OpCo, Holdco Parent and OpCo Parent will indemnify and hold harmless, and advance expenses to, Mr. Shapiro if he is made or is threatened to be made a party or is otherwise involved in any transaction litigation in any capacity.

•

As previously disclosed, Mr. Shapiro was issued a retention bonus pursuant to Existing Shapiro Employment Agreement. This retention bonus remains subject to the clawback provisions included in the Existing Shapiro Employment Agreement.

Certain existing arrangements with Mr. Shapiro have been described under the section entitled “Certain Transactions with Related Persons” in the definitive proxy statement with respect to the Company’s 2023 annual meeting of stockholders filed on April 28, 2023.

The foregoing description of the A&R Shapiro Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Shapiro Employment Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 2, 2024, the Specified Stockholders, which collectively hold a majority of the combined voting power of the outstanding shares of Class A Common Stock, Class X Common Stock and Class Y Common Stock at that time, executed the Written Consent adopting and approving the Merger Agreement and the Transactions, including the Mergers. No further approval of the stockholders of the Company is required to adopt and approve the Merger Agreement. The Company will file with the SEC as promptly as practicable, and thereafter mail to its stockholders, a Schedule 14C information statement describing the Merger Agreement and the Transactions, including the Mergers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 2, 2024, by and among Endeavor Group Holdings, Inc., Endeavor Executive Holdco, LLC, Endeavor Executive II Holdco, LLC, Endeavor Executive PIU Holdco, LLC, Endeavor Manager, LLC, Endeavor Operating Company, LLC, Wildcat EGH Holdco, L.P., Wildcat OpCo Holdco, L.P., Wildcat PubCo Merger Sub, Inc., Wildcat OpCo Merger Sub, L.L.C., Wildcat Manager Merger Sub L.L.C., Endeavor Executive Holdco, LLC, Endeavor Executive II Holdco, LLC and Endeavor Executive PIU Holdco, LLC .

10.1*	Letter Agreement, dated as of April 2, 2024, by and among Ariel Emanuel, Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, Wildcat EGH Holdco, L.P. and Wildcat Opco Holdco, L.P.

10.2*	Letter Agreement, dated as of April 2, 2024, by and among Patrick Whitesell, Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, William Morris Endeavor Entertainment, LLC, Wildcat EGH Holdco, L.P. and Wildcat Opco Holdco, L.P.

10.3*	Amendment No. 2 to Term Employment Agreement, dated as of April 2, 2024, by and among Mark Shapiro, Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC

10.4*	Employment Agreement, dated as of April 2, 2024, by and among Mark Shapiro, Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, Wildcat Aggregator, L.P., Wildcat EGH Holdco, L.P. and Wildcat Opco Holdco, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between Endeavor and Silver Lake, including statements regarding the expected impacts and benefits of the potential transaction, the treatment of the outstanding equity of the Company and its subsidiaries and rights of the holders thereof, the delisting from NYSE and deregistration under the Exchange Act the timing of the foregoing. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the planned strategic review. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook”, “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Endeavor’s management have based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the transaction will not be consummated; the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on Endeavor’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of Endeavor and potential difficulties in Endeavor’s employee retention as a result of the proposed transaction; there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; the transaction may result in the diversion of management’s time and attention to issues relating to the transaction; there may be significant transaction costs in connection with the transaction; unfavorable outcome of legal proceedings that may be instituted against Endeavor and Silver Lake following the announcement of the transaction; and the risk that Endeavor’s stock price may decline significantly if the proposed transaction is not consummated. In addition, a number of important factors could cause Endeavor’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in its other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov, Endeavor’s investor relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

Date: April 2, 2024